Exhibit 99.1

Limoneira Company Announces Resignation of Jesus Loza from its Board of Directors

SANTA PAULA, Calif.-- (BUSINESS WIRE) – June 14, 2022 – The Board of Directors of Limoneira Company (the “Company” or “Limoneira”) (Nasdaq: LMNR), a diversified citrus growing, packing, selling and marketing company with related agribusiness activities and real estate development operations, today announced that Jesus “Chuy” Loza has decided to resign from its Board of Directors effective June 14, 2022 to focus his attention on continuing to lead Freska Produce.

Limoneira Chairman of the Board, Gordon Kimball, stated, “On behalf of our Board and Limoneira’s management team, we thank Chuy for his service and commitment to our Company. We greatly appreciate his insight and expertise throughout market cycles and the growth of One World of Citrus ™.”

Mr. Loza stated, “It has been an honor to work with Limoneira’s Board and management team especially through the recent pandemic. I am resigning from the Limoneira Board to focus my attention on my role as CEO of Freska Produce. Freska is one of the largest distributors of fresh and dehydrated mangos in the United States and also distributes Mexican, Peruvian and California avocados as well as provides refrigeration and processing services in Oxnard, California to strawberry growers. Our domestic and international growth opportunities now require my full attention.”

Limoneira remains deeply committed to maintaining a well-qualified and diverse Board that will provide guidance to management in the execution of its important strategic initiatives.

About Limoneira Company

Limoneira Company, a 129-year-old international agribusiness headquartered in Santa Paula, California, has grown to become one of the premier integrated agribusinesses in the world. Limoneira (lē moñ âra) is a dedicated sustainability company with 15,400 acres of rich agricultural lands, real estate properties, and water rights in California, Arizona, Chile and Argentina. The Company is a leading producer of lemons, avocados, oranges, specialty citrus and other crops that are enjoyed throughout the world. For more about Limoneira Company, visit www.limoneira.com.

Investors

John Mills

Managing Partner

ICR 646-277-1254

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Limoneira’s current expectations about future events and can be identified by terms such as “expect,” “may,” “anticipate,” “intend,” “should be,” “will be,” “is likely to,” “strive to,” and similar expressions referring to future periods.

Limoneira believes the expectations reflected in the forward-looking statements are reasonable but cannot guarantee future results, level of activity, performance or achievements. Actual results may differ materially from those expressed or implied in the forward-looking statements. Therefore, Limoneira cautions you against relying on any of these forward-looking statements. Factors that may cause future outcomes to differ materially from those foreseen in forward-looking statements include, but are not limited to: additional impacts from the current COVID-19 pandemic, changes in laws, regulations, rules, quotas, tariffs and import laws; weather conditions that affect production, transportation, storage, import and export of fresh product; increased pressure from crop disease, insects and other pests; disruption of water supplies or changes in water allocations; pricing and supply of raw materials and products; market responses to industry volume pressures; pricing and supply of energy; changes in interest and currency exchange rates; availability of financing for land development activities; political changes and economic crises; international conflict; acts of terrorism; labor disruptions, strikes or work stoppages; loss of important intellectual property rights; inability to pay debt obligations; inability to engage in certain transactions due to restrictive covenants in debt instruments; government restrictions on land use; and market and pricing risks due to concentrated ownership of stock. Other risks and uncertainties include those that are described in Limoneira’s SEC filings that are available on the SEC’s website at http://www.sec.gov. Limoneira undertakes no obligation to subsequently update or revise the forward-looking statements made in this press release, except as required by law.